EXHIBIT 32.1

Certifications of Periodic Report by

the Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Brightcube, Inc. on Form 10-Q for the interim quarterly period ending September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof I, Michael F. Manion, President and CFO, the Principal Executive and Financial Officer of the Company, do certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Quarterly Report on Form 10-Q for the interim quarterly period ended September 30, 2012 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 16, 2012	Brightcube, Inc.
By: /s/ Michael F. Manion
Michael F. Manion Chief Executive Officer, Chief Financial Officer, Director